EXHIBIT 2
                                                                       ---------


                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of July 23, 2003 by and among each and all of those individuals and entities identified on EXHIBIT A, attached hereto (each a "SELLER" and collectively, the "SELLERS") and Invemed Catalyst Fund, L.P., a Delaware limited partnership (the "PURCHASER"), with reference to the following:

         WHEREAS, the Sellers collectively own shares of unregistered common stock in Ambassadors Group, Inc., a Delaware corporation (the "COMPANY"), par value $0.01 per share, and each Seller wishes to sell the number of shares set forth opposite each such Seller's name in EXHIBIT A, attached hereto (such shares collectively, the "COMMON Stock"); and

         WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, the Common Stock.

         NOW, THEREFORE, in consideration of the conditions and promises herein contained, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

1.       SALE, PURCHASE AND CLOSING

         1.1 At the Closing (defined herein) and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from each Seller, and each Seller agrees to sell to the Purchaser, all right, title and interest in each Seller's respective portion of the Common Stock, constituting an aggregate of 1,200,000 shares of Common Stock (the "SHARES"). The parties hereto acknowledge and agree that on the Closing, of the 1,200,000 Shares, a total of 300,000 Shares may be sold by the children of, and/or trusts controlled by, the Sellers.

         1.2 At the Closing, the Purchaser shall pay an aggregate purchase price of $20,400,000 (the "PURCHASE PRICE"), constituting $17.00 per Share, which shall be apportioned to each Seller pro rata.

         1.3 The purchase and sale of the Common Stock (the "CLOSING") shall take place at 10:00 a.m. (local time) on the later of (i) July 29, 2003 or
(ii) the date upon which the closing conditions specified in Article 4 hereof are met (the "CLOSING DATE") at the offices of Richman, Mann, Chizever, Phillips & Duboff, PLC, 9601 Wilshire Boulevard, Penthouse, Beverly Hills, California 90210 or at such other place and time as the Sellers and the Purchaser shall mutually agree. Deliveries at the Closing shall be in such form and manner as described in EXHIBIT B, attached hereto.

2.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each and every Seller severally (and not jointly) represents and warrants the following:

         2.1 The Sellers are the owners of record and hold good and valid title to the Shares, and the Shares are free of any and all liens, encumbrances, mortgages, deeds of trust, pledge, assignment, security interests or transfer restrictions other than those specified herein.

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                                                                               2


         2.2 Each Seller has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby including, without limitation, the authority to transfer the Shares to the Purchaser, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Each Seller which is not an individual has received all approval required for the authorization, execution and delivery of this Agreement and all transactions contemplated hereunder. This Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and legally binding obligation of each Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         2.3 (a) The performance by each Seller of such Seller's obligations hereunder will not (i) conflict with or violate any laws in effect as of the date of this Agreement applicable to such Seller or by which any of such Seller's properties or assets is bound or (ii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of such Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which such Seller is a party or by which such Seller or any of such Seller's properties or assets is bound.

                  (b) The performance by each Seller of such Seller's obligations hereunder will not, require such Seller to obtain any consent, registration, approval, authorization or permit of, to make any filing with, or to give notification to, any person, including any governmental entities, based on any law in effect as of the date of this Agreement, except those which have been or will be timely obtained, made or given, and no lapse of a waiting period under any law or regulation is necessary or required in connection with the execution, delivery or performance of this Agreement.

         2.4 To each Seller's knowledge, as of the respective dates of their filing with the Securities and Exchange Commission (the "SEC"), all reports, registration statements and other filings of the Company, together with any amendments thereto (the "COMPANY SEC REPORTS") complied, and all such reports, registration statements and other filings to be filed by the Company with the SEC prior to the Closing Date will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the SEC promulgated thereunder, and did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants to each and all of the Sellers as follows:

         3.1 The Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the

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                                                                               3


execution, delivery and performance by the Purchaser of this Agreement has been duly authorized by all requisite action by the Purchaser and this Agreement, when executed and delivered by the Purchaser, constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3.2 The Purchaser acknowledges and agrees that none of the Sellers, either individually or in the aggregate, nor any of their respective representatives, affiliates and/or agents, has made any representation or warranty to the Purchaser about the Company or the Common Stock other than those representations and warranties set forth in this Agreement, and that such Purchaser has not relied upon any other representation or warranty, express or implied, in purchasing the Shares.

         3.3      INVESTMENT REPRESENTATIONS

                  (a) The Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution thereof. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares within the meaning of Section 2(11) of the Securities Act.

                  (b) The Purchaser is an "ACCREDITED INVESTOR" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser understands all issues and risks concerning or related to the purchase of restricted common stock, including but not limited to limitations on liquidity, and is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Agreement, including a complete loss of the Purchaser's investment in the Shares.

                  (c) The Purchaser understands that the Shares have not been registered under the Securities Act or qualified under any state securities laws in reliance on exemptions from registration provided thereunder, and further understands that the Purchaser is acquiring the Shares without being furnished any literature or prospectus. The Purchaser understands and agrees that, when acquired by the Purchaser pursuant to this Agreement, the Shares will be restricted within the meaning of the Securities Act, and may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and shall bear a legend indicating such restrictions on transfer.

                  (d) During the course of the transaction contemplated by this Agreement, and before purchasing the Shares, the Purchaser has had the opportunity (i) to be provided with financial and other written information about the Company, (ii) to ask questions and receive answers concerning the terms and conditions of this Agreement, an investment in the Company, and the business of the Company and its finances, and (iii) to review all documents, registration statements and prospectuses publicly filed by the Company. The Purchaser has, to the extent such Purchaser has availed himself of this opportunity, received satisfactory information and answers.

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                                                                               4


4.       CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS

         4.1 The obligation of the Sellers to consummate the Closing shall be subject to the satisfaction (or waiver by the Sellers) of the following conditions on or prior to the Closing Date: (i) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on, as of and with reference to the Closing Date (except to the extent such representations and warranties specifically relate to a prior date); and (ii) the Sellers shall have received their pro-rata portion of the Purchase Price.

         4.2 The obligation of the Purchaser to consummate the Closing shall be subject to the satisfaction (or waiver by the Purchaser) of the following conditions on or prior to the Closing Date: (i) the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on, as of and with reference to the Closing (except to the extent such representations and warranties specifically relate to a prior date); (ii) Dale Frey shall have been elected to the Company's Board of Directors in accordance with the terms of the Management Rights Letter by and among the Company and the Purchaser in substantially the form attached hereto as EXHIBIT C; (iii) the Company shall have provided the Purchaser with an executed Registration Rights Agreement by and among the Company and the Purchaser in substantially the form attached hereto as EXHIBIT D, and (iv) the Purchaser shall have received from the Seller certificates registered in the name of the Purchaser representing the Shares.

5.       TERMINATION

         5.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                  (a) at any time on or prior to the Closing Date, by mutual written consent of the Sellers and the Purchaser;

                  (b) at the election of the Sellers, if there has been a material breach of any representation or warranty on the part of the Purchaser contained in this Agreement, which breach has not been cured within fifteen (15) days notice to the Purchaser of such breach; or

                  (c) at the election of the Purchaser, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Sellers contained in this Agreement, which breach has not been cured within fifteen (15) days notice to the Sellers of such breach.

         If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 5.2.

         5.2 SURVIVAL. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 5.1(a) and (b) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to Section 5.1(b) or 5.1(c); and provided, further, that none of the parties hereto shall have any liability

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                                                                               5


for speculative, indirect, unforeseeable or consequential damages resulting from any legal action relating to any termination of this Agreement.

6.       MISCELLANEOUS

         6.1 No party hereto shall be obligated to pay any commission, brokerage fee or finder's fee based on any alleged agreement or understanding between any such party and a third person in respect of the transactions contemplated hereby.

         6.2 No Seller may sell, license, transfer or assign (by operation of law or otherwise) any of such party's rights or interests in this Agreement or delegate such party's duties or obligations under this Agreement, in whole or in part, without the prior written consent of the Purchaser, and the Purchaser may not sell, license, transfer or assign (by operation of law or otherwise) any of such party's rights or interests in this Agreement or delegate such party's duties or obligations under this Agreement (except to any of such party's affiliates), in whole or in part, without the prior written consent of each and all of the Sellers or duly authorized representative thereof. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         6.3 All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  (a)      if to Purchaser, to:

                           Invemed Catalyst Fund, L.P.
                           375 Park Avenue, Suite 2205
                           New York, NY  10152
                           Attention:  Suzanne Present
                           Telecopy: (212) 813-0249
                           Telephone: (212) 843-0542

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Attention: Douglas A. Cifu, Esq.
                           Telecopy: (212) 492-0436
                           Telephone: (212) 373-3436

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                  (b)      If to Sellers, to each and all addresses specified
with respect to each Seller in EXHIBIT A

                           with a copy to:

                           Richman, Mann, Chizever, Phillips & Duboff, PLC 9601 Wilshire Boulevard
                           Penthouse
                           Beverly Hills, California 90210
                           Attention: Gerald M. Chizever, Esq.
                           Telecopy: (310) 274-2831
                           Telephone: (310) 274-8300

or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section 6.3. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         6.4 This Agreement, including any and all exhibits hereto, constitutes the entire agreement between the parties hereto. The provisions of this Agreement supersede all previous communications, negotiations, representations or agreements, either oral or written, with respect to any transaction relating to or arising from this Agreement or terms described herein. This Agreement may be modified or amended only by a written document executed by all parties.

         6.5 This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of California.

         6.6 This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

         6.7 All representations and warranties made by any party in connection with any transaction contemplated by this Agreement shall survive the execution and delivery of this Agreement, the performance or consummation of any transaction described in this Agreement, and the termination of this Agreement.

                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

                                        PURCHASER:

                                        INVEMED CATALYST FUND, L.P.
                                        A DELAWARE LIMITED PARTNERSHIP

                                        By:  Invemed Catalyst GenPar, LLC,
                                        its general partner

                                        By:  Gladwyne Catalyst GenPar, LLC,
                                        its managing member


                                        /s/ Suzanne Present
                                        ---------------------------------
                                        Name:  Suzanne Present
                                        Title:    Member

                                        SELLERS:


                                        /s/ John A. Ueberroth
                                        ---------------------------------
                                        John A. Ueberroth


                                        /s/ Peter V. Ueberroth
                                        ---------------------------------
                                        Peter V. Ueberroth



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                                                                       EXHIBIT A
                                                                       ---------

                                     SELLERS
                                     -------


NAME AND ADDRESS                         SHARES OF COMMON STOCK
----------------                         ----------------------

1.   John A. Ueberroth                   600,000 Shares of which 100,000 Shares
     c/o Ambassadors Performance Group   are to be sold by the children of,
     1071 Camelback Street               and/or a trusts controlled
     Newport Beach, CA 92660-3228        by, John A. Ueberroth.

2.   Peter V. Ueberroth                  600,000 Shares of which 200,000
     P.O. Box 100                        Shares are to be sold by the
                                         children of, and/or trusts controlled
                                         by, Peter V. Ueberroth.



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                                                                       EXHIBIT B
                                                                       ---------


                      MANNER AND FORM OF CLOSING DELIVERIES
                      -------------------------------------

On the Closing and upon the receipt of the Purchase Price, the Sellers shall cause to be delivered to the Purchaser stock certificates representing the Shares to be purchased hereunder in a manner and form to be agreed upon in good faith by the parties.